PRINCIPAL UNDERWRITING AGREEMENT

                          KEYSTONE AMERICA FUND FAMILY

                              CLASS A AND C SHARES


         AGREEMENT made this 11th day of December, 1996 by and between each of the parties listed on Exhibit A attached hereto and made a part hereof, each for itself and not jointly (each a "Fund"), and Evergreen Keystone Investment Services, Inc., a Delaware corporation ("Principal Underwriter").

         It is hereby mutually agreed as follows:

         1. The Fund hereby appoints Principal Underwriter a principal underwriter of the Class A and Class C shares of beneficial interest of the Fund sold prior to December 11, 1996 ("Shares") as an independent contractor upon the terms and conditions hereinafter set forth. Except as the Fund may from time to time agree, Principal Underwriter will act as agent for the Fund and not as principal.

         2. Having assigned all rights to commission payments for Shares sold on or after December 1, 1996 but before December 11, 1996 to Evergreen Keystone Distributor, Inc., Principal Underwriter will not be entitled to commissions on such Shares. Principal Underwriter shall be entitled to receive commission payments for sales of the Class A and C shares (as set forth on Exhibit B attached hereto and made a part hereof) with respect to all Class A and C shares sold prior to December 1, 1996 and outstanding as of the opening of business on such date ("Pre-Acquisition Shares") and to receive contingent deferred sales charges on such Pre-Acquisition Shares as set forth in the then current prospectus and/or statement of additional information of the Fund. For purposes of this Principal Underwriting Agreement, Pre-Acquisition Shares shall be such shares which are defined in Schedule I attached hereto as Distributor Shares calculated as though the Distributor Last Sale Cut-Off Date, as such term is defined in Schedule I, was November 30, 1996. Principal Underwriter may reallow all or a part of such commissions to such brokers, dealers or other persons as Principal Underwriter may determine.

         3. Principal Underwriter shall not make any representations concerning the Shares except those contained in the then current prospectus and/or statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information.

         4. Principal Underwriter agrees to comply with the Business Conduct Rules of the National Association of Securities Dealers, Inc.

         5. The Fund agrees to indemnify and hold harmless the Principal Underwriter, its officers and Directors and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act"), against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Principal Underwriter, its officers, Directors or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon

                  a) any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, pros pectus or statement of additional information (including amendments and supplements thereto), or

                  b) any omission or alleged omission to state a material fact required to be stated in the Fund's registration statement, prospectus or statement of additional information necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance and in conformity with information furnished to the Fund by the Principal Underwriter for use in the Fund's registration statement, prospectus or statement of additional information, such indemnification is not applicable. In no case shall the Fund indemnify the Principal Underwriter or its controlling person as to any amounts incurred for any liability arising out of or based upon any action for which the Principal Underwriter, its officers and Directors or any controlling person would otherwise be subject to liability by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement.

         6. The Principal Underwriter agrees to indemnify and hold harmless the Fund, its officers, Trustees and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act against any loss, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Fund, its officers, Directors or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise arising out of the acquisition of any Shares by any person which

                  a) may be based upon any wrongful act by the Principal Underwriter or any of its employees or representatives, or

                  b) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, prospectus or statement of additional information (including amendments and supplements thereto), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by the Principal Underwriter.

         7. To the extent required by the Fund's 12b-1 Plans, Principal Underwriter shall provide to the Board of Trustees of the Fund in connection with such 12b-1 Plan, not less than quarterly, a written report of the amounts expended pursuant to such 12b-1 Plan and the purpose for which such expenditures were made.

         8. The term of this Agreement shall begin on the date hereof and, unless sooner terminated or continued as provided below, shall expire after two years. This Agreement shall continue in effect after such term if its continuance is specifically approved by a majority of the Trustees of the Fund and a majority of the 12b-1 Trustees referred to in the 12b-1 Plans of the Fund ("Rule 12b-1 Trustees") at least annually in accordance with the 1940 Act and the rules and regulations thereunder.

                  This Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of any Rule 12b-1 Trustees or by a vote of a majority of the Fund's outstanding Shares on not more than sixty (60) days written notice to any other party to the Agreement; and shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         9. This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

         10. The Fund is a Massachusetts business trust established under a Declaration of Trust, as it may be amended from time to time. The obligations of the Fund are not personally binding upon, nor shall recourse be had against, the private property of any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the property of the Fund shall be bound.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized at Boston, Massachusetts, on the day and year first written above.

             KEYSTONE BALANCED FUND II
             KEYSTONE CAPITAL PRESERVATION AND INCOME FUND
             KEYSTONE FUND FOR TOTAL RETURN
             KEYSTONE FUND OF THE AMERICAS
             KEYSTONE GLOBAL OPPORTUNITIES FUND
             KEYSTONE GLOBAL RESOURCES AND DEVELOPMENT FUND
             KEYSTONE GOVERNMENT SECURITIES FUND
             KEYSTONE INTERMEDIATE TERM BOND FUND
             KEYSTONE LIQUID TRUST
             KEYSTONE OMEGA FUND
             KEYSTONE SMALL COMPANY GROWTH FUND II
             KEYSTONE STATE TAX FREE FUND
                 FLORIDA TAX FREE FUND
                 MASSACHUSETTS TAX FREE FUND
                 NEW YORK TAX FREE FUND
                 PENNSYLVANIA TAX FREE FUND
             KEYSTONE STATE TAX FREE FUND-SERIES II
                 CALIFORNIA TAX FREE FUND
                 MISSOURI TAX FREE FUND
             KEYSTONE STRATEGIC INCOME FUND
             KEYSTONE TAX FREE INCOME FUND
             KEYSTONE WORLD BOND FUND
             each for itself and not jointly


              By: /s/ George S. Bissell
                  -------------------------
                  George S. Bissell
                  Chairman

              EVERGREEN KEYSTONE INVESTMENT SERVICES, INC.


              By: /s/ Rosemary D. Van Antwerp
                  ---------------------------
                     Rosemary D. Van Antwerp
                     Senior Vice President